EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350/ SECURITIES EXCHANGE ACT RULE 13a-14(b), AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES – OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Cytori Therapeutics, Inc. for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof Marc H. Hedrick, as President & Chief Executive Officer of Cytori Therapeutics, Inc., and Tiago Girão, as VP of Finance and Chief Financial Officer of Cytori Therapeutics, Inc., each hereby certifies, respectively, that:

1.	The Form 10-K report of Cytori Therapeutics, Inc. that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

2.	The information contained in the Form 10-K report of Cytori Therapeutics, Inc. that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of Cytori Therapeutics, Inc.

	By:	/s/ Marc H. Hedrick, MD
Dated: March 16, 2015		Marc H. Hedrick, MD
President & Chief Executive Officer

	By:	/s/ Tiago M. Girão
Dated: March 16, 2015		Tiago M. Girão
VP of Finance and Chief Financial Officer